UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2023
PULTEGROUP, INC.
(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3350 Peachtree Road NE, Suite 1500
Atlanta,	Georgia	30326
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:	404	978-6400

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01	PHM	New York Stock Exchange
Series A Junior Participating Preferred Share Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 16, 2023, Pulte Mortgage LLC (“Pulte Mortgage”), a wholly-owned subsidiary of PulteGroup, Inc. ("PulteGroup"), entered into a Master Repurchase Agreement (the “Repurchase Agreement”) with JPMorgan Chase, as Agent and representative of itself as a Buyer and the other Buyers ("Agent"), and the other Buyers listed therein. The purpose of the Repurchase Agreement is to finance the origination of mortgage loans by Pulte Mortgage. The Repurchase Agreement expires on the earlier of (i) August 14, 2024, or (ii) the date when the Buyers’ commitments are terminated pursuant to the Repurchase Agreement, by order of any governmental authority, or by operation of law.

The Repurchase Agreement provides for a maximum aggregate commitment of $850 million, subject to certain sublimits, and contains an accordion feature that could increase the maximum aggregate commitment to $900 million based on the Agent obtaining increased committed sums from existing Buyers. The maximum aggregate commitment is initially set at $560 million but contains a series of increases and decreases in order to adjust the borrowing capacity based on seasonal fluctuations in volume. The maximum aggregate commitment is increased to $850 million on December 27, 2023, reduced to $600 million on January 16, 2024, and increased to $700 million on June 26, 2024.

Advances under the Repurchase Agreement carry a Pricing Rate based on the Adjusted Term SOFR Rate, or the Default Pricing Rate, both as defined in the Repurchase Agreement. Amounts outstanding under the Repurchase Agreement are not guaranteed by PulteGroup or any of its subsidiaries that guarantee PulteGroup's senior notes.

The Repurchase Agreement contains various affirmative and negative covenants applicable to Pulte Mortgage. The negative covenants include, among others, certain limitations on transactions involving acquisitions, mergers, the incurrence of debt, sale of assets, and creation of liens upon any of its mortgage notes or mortgages subject to the Repurchase Agreement. Additional covenants include quantitative thresholds related to: (i) Adjusted Tangible Net Worth, (ii) Leverage Ratio, (iii) Liquidity, and (iv) Net Income, each of which is defined in the Repurchase Agreement.

A copy of the Repurchase Agreement is attached as Exhibit 10.1 hereto and is herein incorporated by reference. The above referenced summary of the material terms of the Repurchase Agreement is qualified in its entirety by reference to Exhibit 10.1.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

All the information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1 Master Repurchase Agreement dated as of August 16, 2023, among JPMorgan Chase, as Agent, Lead Arranger and a Buyer, the other Buyers party hereto and Pulte Mortgage LLC, as Seller

104 Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTEGROUP, INC.

Date:	August 17, 2023	By:	/s/ Todd N. Sheldon
			Name:	Todd N. Sheldon
			Title:	Executive Vice President, General Counsel and Corporate Secretary